                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     AUG-00
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
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TOTAL TRUST                                   MAR-00                      APR-00                     MAY-00
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
TOTAL ENDING BALANCE                   1,999,964,228               2,009,330,661              1,997,098,756
  ENDING PRINCIPAL BALANCE             1,925,793,720               1,932,556,297              1,922,509,190
  ENDING NON-PRINCIPAL BALANCE            74,170,508                  76,774,364                 74,589,566


  YIELD                                   38,771,196    23.94%        34,136,229   21.27%        39,771,616    24.70%


  CHARGE-OFFS                            (7,197,110)    -4.44%       (6,720,067)   -4.19%       (7,468,454)    -4.64%


  NET YIELD: (YIELD - C/O)                31,574,085    19.49%        27,416,162   17.08%        32,303,162    20.06%
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SERIES 1996-1                                 MAR-00                      APR-00                     MAY-00
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
ORIGINAL INVESTOR BALANCE              1,115,151,821               1,115,151,821              1,115,151,821
ADJUSTED INVESTOR BALANCE
FIXED INVESTOR %                              57.38%                      57.91%                     57.70%
FLOATING INVESTOR %                                     ------                     ------                      ------
3-MONTH AVG. EXCESS SERVICING                            9.83%                      9.92%                      10.31%
                                                        ------                     ------                      ------

YIELD                                     22,245,142    23.94%        19,766,955   21.27%        22,949,598    24.70%


  CHARGE-OFFS                            (4,129,373)    -4.44%       (3,891,328)   -4.19%       (4,309,556)    -4.64%
  CERTIFICATE INTEREST                   (6,355,026)    -6.84%       (5,501,645)   -5.92%       (6,468,013)    -6.96%
  SERVICING FEE                          (1,858,586)    -2.00%       (1,858,586)   -2.00%       (1,858,586)    -2.00%



EXCESS SERVICING                           9,902,157    10.66%         8,515,396    9.16%        10,313,442    11.10%
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
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TOTAL TRUST                                 JUN-00                         JUL-00                         AUG-00
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
TOTAL ENDING BALANCE                 1,989,650,511                  1,998,487,399                  1,986,349,610
  ENDING PRINCIPAL BALANCE           1,915,560,381                  1,921,906,304                  1,911,070,482
  ENDING NON-PRINCIPAL BALANCE          74,090,130                     76,581,095                     75,279,128


  YIELD                                 37,468,820    23.39% (1)       35,062,741    21.97% (1)       38,910,397    24.29% (1)


  CHARGE-OFFS                          (7,242,448)    -4.52%          (6,702,783)    -4.20%          (7,050,894)    -4.40%


  NET YIELD: (YIELD - C/O)              30,226,372    18.87%           28,359,958    17.77%           31,859,503    19.89%
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SERIES 1996-1                               JUN-00                         JUL-00                         AUG-00
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
ORIGINAL INVESTOR BALANCE            1,115,151,821                  1,115,151,821                  1,115,151,821
ADJUSTED INVESTOR BALANCE                                             987,528,609                    858,573,707
FIXED INVESTOR %                            58.01%                         87.50%                         58.02%
FLOATING INVESTOR %                                   ------               80.84%    ------               44.67%    ------
3-MONTH AVG. EXCESS SERVICING                          9.95%                         10.21%                         10.77%
                                                      ------                         ------                         ------

YIELD                                   21,780,596    23.44% (1)       18,730,891    22.76% (1)       18,754,466    26.21% (1)


  CHARGE-OFFS                          (4,200,983)    -4.52%          (3,455,485)    -4.20%           -3,149,848    -4.40%
  CERTIFICATE INTEREST                 (6,804,281)    -7.32%          (6,072,672)    -6.61%           -6,400,092    -7.05%
  SERVICING FEE                        (1,858,586)    -2.00%          (1,645,881)    -2.00%           -1,430,956    -2.00%


EXCESS SERVICING                         8,916,745     9.60%            7,556,853     9.95%            7,773,570    12.76%
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


       (1) Series 1996-1 began its accumulation period June 2000 - percentages at the trust level will differ from those at the series level due to interest being earned on the Reserve Acct and Principal Funding Acct